UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 5, 2016

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803
(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

At the annual meeting of stockholders of Veeco Instruments Inc. (“Veeco”) held on May 5, 2016 (the “Annual Meeting”), Veeco stockholders elected Thomas St. Dennis, age 62, to Veeco’s Board of Directors and reelected John R. Peeler to the Board.

Mr. St. Dennis is the Chairman of FormFactor, Inc., a leading provider of semiconductor wafer test technologies and expertise.  Mr. St. Dennis served as FormFactor’s Chairman and Chief Executive Officer from September 2010 to December 2014, and as FormFactor’s Executive Chairman from January 2015 to February 2016.  Mr. St. Dennis held various positions at Applied Materials, Inc., a semiconductor equipment manufacturer, from 1992 to 1999 and again from 2005 to 2009.  His most recent role at Applied Materials was Senior Vice President and General Manager of the Silicon Systems Group.  From 1999 to 2003, Mr. St. Dennis was President and CEO of Wind River Systems, Inc., a provider of embedded system software, and from 2003 to 2005, Mr. St. Dennis was Executive Vice President of Sales and Marketing at Novellus Systems, Inc., a supplier of deposition, thermal processing and surface preparation equipment.  In addition to serving on the Board of FormFactor, Mr. St. Dennis currently serves on the Boards of Axcelis Technologies, Inc., a provider of equipment and services to the semiconductor manufacturing industry, and Mattson Technology, Inc., a supplier of dry strip and rapid thermal processing equipment.

Mr. St. Dennis has extensive board experience and has held several executive positions in the technology and semiconductor industries.  Mr. St. Dennis is a proven technology executive with experience in systems, software and services, together with product development, manufacturing and international distribution.  His background and experiences will make Mr. St. Dennis an effective advisor and valued member of the Veeco Board.

In connection with his election as director, the Board appointed Mr. St. Dennis to the Audit Committee and the Strategic Planning Committee and determined that he is “independent,” “financially literate” and an “Audit Committee Financial Expert” under applicable SEC and Nasdaq rules.

Consistent with Veeco’s director compensation policy, Mr. St. Dennis was granted 7,005 restricted shares of Veeco common stock, the restrictions on which will lapse on the earlier of the first anniversary of the grant date and the date immediately preceding the 2017 Annual Meeting of Stockholders.

Veeco also entered into its standard form of indemnification agreement with Mr. St. Dennis on substantially the same terms as those entered into with our other directors and executive officers.

Reduction in Size of Board, Audit Committee and Compensation Committee; Lead Director

Following the sudden death of Susan Wang in March, 2016, the Board voted to:

•                  decrease the size of the Board from eight to seven directors, and

•                  reduce the size of the Audit Committee from four to three directors.

Following the retirement from the Board of Edward Braun and Roger McDaniel and the election of Mr. St. Dennis at the Annual Meeting, the Board voted to:

•                  further decrease the size of the Board from seven to six directors,

•                  reduce the size of the Compensation Committee from three to two directors, and

•                  appoint Richard A. D’Amore as Lead Director.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 5, 2016, Veeco held its 2016 Annual Meeting.  The matters voted on at the meeting are described in detail in the Company’s proxy statement for the meeting, which was filed with the SEC on March 22, 2016.

As of the record date for the meeting, there were 39,823,294 shares of common stock outstanding, each of which was entitled to one vote with respect to each of the matters voted on at the meeting.  Each of the directors up for election was elected and each of the other matters was approved by the required number of votes on each such matter.  The terms of each of the following directors continued after the meeting:  Richard A. D’Amore, Gordon Hunter, Keith D. Jackson and Peter J. Simone.

The final voting results were:

Matter	For	Withheld	Broker Non-votes
1. Election of Directors
(a) John R. Peeler	31,812,977	1,130,963	2,272,928
(b) Thomas St. Dennis	32,690,900	253,040	2,272,928

Matter	For	Against	Abstained	Broker Non-votes
2. Approval of the Amendment and Restatement of the 2010 Stock Incentive Plan	26,935,009	5,953,898	55,033	2,272,928
3. Re-approval of the Management Bonus Plan	32,333,402	543,435	67,103	2,272,928
4. Approval of the Employee Stock Purchase Plan	32,639,722	228,656	75,562	2,272,928
5. Approval of the advisory vote on executive compensation	28,258,439	4,554,783	130,718	2,272,928
6. Ratification of the appointment of KPMG LLP	35,084,542	59,615	72,711	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

May 6, 2016	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Senior Vice President and General Counsel